QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.183

UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA
SAN FERNANDO VALLEY DIVISION

In re SNTL CORPORATION, SN INSURANCE SERVICES, INC., SNTL HOLDINGS CORPORATION, SN INSURANCE ADMINISTRATORS, INC., Debtors.	CASE NO. SV 00-14099 GM (Jointly Administered with SV 00-14100-GM SV 00-14101-GM SV 00-14102-GM) Chapter 11 cases

NOTICE OF HEARING ON CONFIRMATION OF DEBTORS'
FIRST AMENDED CHAPTER 11 JOINT PLAN OF REORGANIZATION
AND RELATED PROCEDURES AND DEADLINES

        SNTL Corporation, formerly Superior National Insurance Group, Inc. ("SNTL"), SNTL Holdings Corporation, formerly Business Insurance Group, Inc. ("SNTLHC"), SN Insurance Services, Inc. ("SNIS"), SN Insurance Administrators, Inc. ("SNIA"), debtors and debtors in possession (collectively, the "Debtors") filed their First Amended Chapter 11 Joint Plan of Reorganization (as may be modified, the "Plan") in the above-captioned chapter 11 cases. The Court has approved the Debtors' Disclosure Statement in support of the Plan (as modified, the "Disclosure Statement"), as containing adequate information to enable creditors and equity security holders to make an informed judgment in determining whether to vote to accept or reject the Plan.

  NOTICE HEREBY IS GIVEN THAT:

Distribution of Solicitation Materials

        1.    The Court has authorized transmittal of the Disclosure Statement, the Plan and other information in the manner directed by the Court.

        2.    If you have received this Notice with a copy of the Disclosure Statement, the Plan, and other information, one or more of the following may be applicable to you: (a) one or more of the Debtors have listed you as holding an undisputed, noncontingent and liquidated claim in its (their) "Schedules of Assets and Liabilities" (as may be amended, the "Schedules"); (b) you have timely filed a proof of claim in these cases; (c) you are identified in the records of Debtors or their agents as holding an equity interest in Debtors as of the applicable voting record date; (d) you have requested special notice in these cases pursuant to Rule 2002 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"); and/or (e) you are a party in interest as described in Bankruptcy Rules 2002(b), (i), (j) or (k). If you have received only this Notice, without a copy of the Disclosure Statement, the Plan, and other information, the Debtors do not believe that any of the foregoing applies to you, and you have received this Notice solely for informational purposes.

        3.    April 1, 2002 is the record date for solicitation and Plan voting purposes.

        4.    Notwithstanding any of the foregoing, if you believe that you do hold a claim against the Debtors or are otherwise entitled to vote on the Plan, you may obtain, at the expense of the bankruptcy estates, copies of the Disclosure Statement, the Plan, and a ballot (where applicable) by making a specific written request to the Balloting Agent at the address listed below.

Voting Procedures and Deadlines

        5.    Claimants desiring to vote on the Plan must return ballots to accept or reject the Plan so that they are actually received by the Balloting Agent by no later than June 7, 2002, at 5:00 p.m. Pacific Time (the "Voting Deadline"). Any ballots received after the Voting Deadline will not be counted. Claimants must return their ballots to the "Balloting Agent" at the following address and in accordance with the instructions that accompany such ballots: Pachulski, Stang, Ziehl, Young & Jones P.C., Attn: SNTL Balloting (Carla Clark), 10100 Santa Monica Blvd., Suite 1100, Los Angeles, CA 90067. Only ballots actually received will be counted as votes cast with respect to the Plan.

Hearing on Plan Confirmation and Deadlines for Objections

        6.    The Court will hold a hearing to consider confirmation of the Plan under section 1129 of the Bankruptcy Code (the "Confirmation Hearing") on June 18, 2002 at 10:00 a.m. at the United States Bankruptcy Court for the Central District of California, San Fernando Valley Division, Courtroom "303", 21041 Burbank Blvd., Woodland Hills, CA 91367. The Confirmation Hearing may be continued by announcement in open court without further notice to parties in interest.

        7.    In order to be considered by the Court, objections, if any, to the Plan must be filed so as to be actually received by the Clerk of the Bankruptcy Court by no later than June 7, 2002 at 4:00 p.m. Pacific time (the "Objection Deadline"), and served on the following, so that they are actually received by no later than the Objection Deadline:

      Counsel for Debtors

      Pachulski, Stang, Ziehl, Young & Jones P.C.
      Attn: Brad R. Godshall
      10100 Santa Monica Blvd.
      Suite 1100
      Los Angeles, CA 90067

      Counsel to the Creditors' Committee

      Latham & Watkins
      Attn: Michael Lurey
      633 West Fifth Street
      Suite 4000
      Los Angeles, CA 90071

      Counsel to the Bank Group

      White & Case
      Attn: Andrew DeNatale
      1155 Avenue of the Americas
      New York, NY 10036

      United States Trustee

      Office of the United States Trustee
      Attn: MaryAnne Wilsbacher
      21051 Warner Center Lane, Suite 115
      Woodland Hills, CA 91367

        8.    Any such objection to confirmation of the Plan must be in writing and set forth in detail the name and address of the party filing the objection, the grounds for the objection, any evidentiary support therefor in the nature of declarations submitted under penalty of perjury, and the amount of the objector's claims or such other grounds that give the objector standing to assert the objection. The failure to timely and properly file and serve an objection by the Objection Deadline shall be deemed by the Court to be a consent to confirmation of the Plan.

Dated: May 6, 2002

PACHULSKI, STANG, ZIEHL, YOUNG & JONES P.C.

/s/  BRAD R. GODSHALL
Brad R. Godshall
Iain A.W. Nasatir
10100 Santa Monica Boulevard
Suite 1100
Los Angeles, California 90067
Telephone:    (310) 277-6910
Facsimile:    (310) 201-0760

Attorneys for Debtors and Debtors in Possession

QuickLinks

Exhibit 99.183